  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2011
Great Spirits, Inc.
(Exact name of registrant as specified in its charter)

Colorado	0-52997	20-5572519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3107 Fall Creek Highway, Granbury, Texas	76049
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (817) 326-0295

(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 24, 2011, the Registrant received a letter from the Financial Industry Regulatory Authority (FINRA”) that, pursuant to NASD Rule 6530(e), it has been delinquent in its reporting obligations three times in the past 24 month period.  Accordingly, the Registrant’s Common Stock will be removed from quotation on the OTCBB, effective at the open of business on May 27, 2011.

The Registrant believes that its inability to timely file its Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 was primarily the result of the Registrant’s independent registered accounting firm, Pattillo, Brown & Hill, LLP’s decision to no longer perform attest service for public companies registered with the SEC.

The Registrant will seek to engage an independent registered accounting form to complete the audit of the Registrant’s financial status for the year ended December 31, 2010.

Item 4.01  Changes in Registrant’s Certifying Accountant

On May 23, 2011, the Board of Directors was advised by Pattillo, Brown & Hill, LLP (“PB&H”), the Registrant’s independent registered accounting firm, that they will no longer be performing services for public companies registered with the Securities and Exchange Commission.  As a result of the action taken by PB&H, the Registrant will immediately seek to engage an independent registered accounting firm to audit the Registrant’s financial statements for the year ended December 31, 2010.

We have attached a letter from PB&H setting forth their decision not to proceed with the audit of Registrant’s financial statements.

Item 9.01   Financial Statements and Exhibits

99.1	OTCBB Ineligibility Notification from FINRA dated May 18, 2011.
99.2	Letter from Pattillo, Brown & Hill, LLP dated May 23, 2011
.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT SPIRITS, INC.

Dated: May 26, 2011	By:	/s/ Thomas Willis

	Name:	Thomas Willis
	Title:	Chief Executive Officer